Exhibit 99.1

PRESS RELEASE

Ormat Technologies Contact:

Smadar Lavi

slavi@ormat.com

Investor Relations

775-356-9029 (ext. 65726)

Investor Relations Agency Contact:

Rob Fink/Brett Maas

Hayden - IR

646-415-8972/646-536-7331

rob@haydenir.com / brett@haydenir.com

Ormat Technologies, Inc. Implements Corporate Governance Changes

in Connection With Closing of ORIX Transaction

Reno, Nevada, July 26, 2017 — Ormat Technologies, Inc. (NYSE: ORA) announced today that, in connection with the closing of the previously reported acquisition by ORIX Corporation of an approximately 22.1% ownership stake in Ormat from certain selling shareholders, Ormat has implemented certain corporate governance changes in accordance with the terms of the Governance Agreement entered into by Ormat and ORIX in connection with such acquisition by ORIX. Ormat also announced that the previously reported Commercial Cooperation Agreement entered into by Ormat and ORIX is now effective.

Pursuant to the Governance Agreement and Ormat’s Fourth Amended and Restated By-Laws, the number of directors serving on Ormat’s Board of Directors was increased from eight directors to nine directors. Acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors appointed Mr. Byron Wong as a director to fill the newly created directorship on the Board of Directors resulting from the increase in the size of the Board of Directors. The Board of Directors has determined that Mr. Wong is independent in accordance with the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission.

Ormat also announced today that each of Mr. Robert E. Joyal and Mr. Ami Boehm have resigned as directors of Ormat, and Mr. Gillon Beck has resigned as a director of Ormat and from his position as the Chairman of the Board of Directors. Mr. Joyal and Mr. Boehm have served as directors on Ormat’s Board of Directors since May 2012, and Mr. Beck has served as a director on Ormat’s Board of Directors since May 2012 and as the Chairman of Ormat’s Board of Directors from May 2012 to June 2014, and again since November 2015.

“We would like to thank Gillon Beck for his leadership over the past five years. Gillon has had a significant role in establishing a strong and cohesive Board that oversaw the company’s efforts to enhance efficiencies as part of its long-term growth strategy. We would also like to thank Ami Boehm and Robert E. Joyal for their dedication and significant contributions during their tenure as Directors on the Board.” said Isaac Angel, Ormat’s CEO.

Acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors appointed Mr. Yuichi Nishigori, Mr. Stan Koyanagi and Mr. Todd Freeland to the Board of Directors to fill the vacancies on the Board of Directors resulting from the resignation of Mr. Joyal, Mr. Boehm and Mr. Beck, respectively. Mr. Freeland has also been appointed as the new Chairman of the Board of Directors. The director resignations and appointments occurred pursuant to the Governance Agreement and Ormat’s Fourth Amended and Restated By-Laws in connection with, and subject to, the closing of the acquisition by ORIX of its ownership stake in Ormat and the transactions contemplated by the related agreements entered into by Ormat and ORIX, including the Governance Agreement.

Mr. Byron Wong has been involved as a private energy consultant following his retirement from Chevron Corporation at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, Mr. Wong was Senior Vice President - Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in-region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Mr. Wong also sat on the board of three joint venture companies in Singapore, Thailand and South Korea. Prior to the merger with Chevron, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, Mr. Wong was based in London with Texaco Europe, first as the Director of New Business Development (Downstream) for Central/Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region; then second, as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions. Mr. Wong received his MBA in Finance from the University of California at Los Angeles in 1977, and his BA in Economics from the University of California at Los Angeles in 1974.

Mr. Yuichi Nishigori has a wealth of experience and advanced knowledge relating to diversified business activities through his business execution experience in the field of project development and investment. He currently serves as Head of Energy and Eco Services Business Headquarters of ORIX Corporation and has been appointed as a member of the Board of Directors of ORIX since 2015. In addition, he also serves on the board of directors of Ubiteq, Inc. (traded on the Tokyo Stock Exchange) and other non-public companies in multiple countries. Prior to joining ORIX in 2003, Mr. Nishigori began his investment and finance career at The Industrial Bank of Japan, Limited (presently Mizuho Bank) in 1980 and engaged in structured finance and various other corporate finance business in Asia and the U.S. Mr. Nishigori has a Bachelor’s Degree of Law from University of Tokyo (1980) and a Master’s Degree of Law from Boalt Hall School of Law, University of California, Berkeley (1983).

Mr. Stan H. Koyanagi has represented public and private companies as a California-licensed lawyer for over 30 years, advising on corporate transactional, regulatory, compliance and governance matters.  He started his legal career in private practice in 1985 and became a partner at the international law firm of Graham & James LLP (now Squire Patton Boggs LLP) in 1993 before serving in senior legal positions at ORIX USA Corporation, the US holding company of ORIX Corporation, and KB HOME, an NYSE-listed homebuilder.  He was appointed to the Board of Directors of ORIX Corporation and promoted to the position of Corporate Senior Vice President and Global General Counsel of ORIX Corporation in June 2017.  Mr. Koyanagi received a Bachelor of Science degree from the University of Southern California in 1982 and a Juris Doctor degree from Stanford University in 1985.

Mr. Todd C. Freeland has over 30 years of experience leading a diverse range of businesses and investments in over 50 countries across the Americas, Europe, the Middle East and Asia, in industries that include energy, infrastructure, financial services, communications, media, and technology. He currently serves as Co-Head of Energy and Eco Services Business Headquarters at ORIX Corporation, where he is helping to lead the firm’s global expansion into sectors including renewable energy, resource and waste management, and other energy supply, conservation and storage activities. Prior to joining ORIX, Mr. Freeland served as the Director General of Private Sector Operations at the Asian Development Bank, where he was responsible for leading ADB’s banking and investment activities throughout Asia, deploying over $2 billion of capital annually in companies and transactions that promote environmentally sustainable and inclusive economic growth. Prior to the Asian Development Bank, Mr. Freeland was a senior executive at several leading financial services firms, including BMO Financial Group and Goldman Sachs & Co. A U.S. national, Mr. Freeland holds a Master’s degree in International Finance and Marketing from the Kellogg Graduate School of Management, Northwestern University, where he was an Austin Scholar. He received his Bachelor’s degree with Distinction in Economics from the University of North Carolina.

"We are very pleased to welcome Mr. Freeland, Mr. Wong, Mr. Koyanagi and Mr. Nishigori to Ormat’s Board. The new members of the Board bring with them a set of skills and a range of experiences to support Ormat in executing its strategy as well as in seizing new opportunities. With the new Directors and existing Board members working closely with Ormat's excellent management team, I am confident that Ormat will continue to succeed in achieving its business goals. I would also like to thank all of Ormat's employees, and especially the management team led by Isaac Angel, the CEO, for their relentless dedication and commitment to excellence; I have been honored to work with all of the employees and management for the past years and strongly believe that the Company will continue its growth together with ORIX as a strategic investor." commented Gillon Beck, Ormat's outgoing Chairman.

About Ormat Technologies

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (REG), with the objective of becoming a leading global provider of renewable energy. The company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. With 73 U.S. patents, Ormat’s power solutions have been refined and perfected under the most grueling environmental conditions. Ormat has 530 employees in the United States and over 720 overseas. Ormat’s flexible, modular solutions for geothermal power and REG are ideal for the vast range of resource characteristics. The company has engineered, manufactured and constructed power plants, which it currently owns or has installed to utilities and developers worldwide, totaling 2,200 MW of gross capacity. Ormat’s current 727 MW generating portfolio is spread globally in the U.S., Kenya, Guatemala, and Guadeloupe.

Safe Harbor Statement

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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